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                                                                     Exhibit 5.1





                                December 1, 1997





Lithium Technology Corporation
5115 Campus Drive
Plymouth Meeting, PA   19462

         RE:     REGISTRATION STATEMENT ON FORM S-8 RELATING TO THE INDIVIDUAL
                 PLANS

Dear Sir or Madam:

         We have acted as counsel to Lithium Technology Corporation, a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the offering of up to 951,729 shares of the Company's Common Stock (the "Common Stock") which have been, or will be, issued to an executive officer and certain consultants of the Company pursuant to Individual Plans entered into by the Company and such persons (the "Individual Plans"). We have examined such records, documents, statutes and decisions as we have deemed relevant in rendering this opinion. In our examination we have assumed the genuineness of documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

         In our opinion, the Shares issued or to be issued in accordance with the Individual Plans will be validly issued, fully paid and nonassessable shares of the Common Stock of the Company.

         The opinion set forth above is limited to the General Corporation Law of the State of Delaware.

         We hereby consent to the use of this opinion as an Exhibit to the Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under
Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

                                         GALLAGHER, BRIODY & BUTLER



                                         By:/s/ Thomas P. Gallagher
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